Exhibit 10.28

GE

Aviation

General

Terms

Agreement

No. GE-1-2299982290-2

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

PROPRIETARY INFORMATION NOTICE   The information contained in this document is GE Proprietary Information and is disclosed in confidence. It is the property of GE and shall not be used, disclosed to others, or reproduced without the express written consent of GE. If consent is given for reproduction in whole or in part, this notice and the notice set forth on each page of this document shall appear on any such reproduction. Export control laws may also control the information contained in this document. Unauthorized export or re-export is prohibited.

GENERAL TERMS AGREEMENT NO. GE-__-__

Table of Contents

• Agreement

SECTION I - DEFINITIONS

SECTION II – TERMS & CONDITIONS

ARTICLE 1	-	PRODUCTS
ARTICLE 2	-	PRODUCT PRICES
ARTICLE 3	-	PRODUCT ORDER PLACEMENT
ARTICLE 4	-	DELIVERY, TITLE, TRANSPORTATION, RISK OF
LOSS, PACKAGING OF GE PRODUCTS
ARTICLE 5	-	PAYMENT FOR PRODUCTS
ARTICLE 6	-	GENERAL
ARTICLE 7	-	TAXES AND DUTIES
ARTICLE 8	-	WARRANTIES
ARTICLE 9	-	EXCUSABLE DELAY
ARTICLE 10	-	PATENTS
ARTICLE 11	-	DATA
ARTICLE 12	-	LIMITATION OF LIABILITY
ARTICLE 13	-	GOVERNMENT AUTHORIZATION, EXPORT SHIPMENT
ARTICLE 14	-	PERSONAL DATA PROTECTION
ARTICLE 15	-	NOTICES
ARTICLE 16	-	MISCELLANEOUS

• Exhibit A - Engine Warranty Plan

SECTION I	-	WARRANTIES
SECTION II	-	GENERAL CONDITION

• Exhibit B - Payment Terms

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

i

GE PROPRIETARY INFORMATION

(subject to restrictions on cover page)

GENERAL TERMS AGREEMENT NO. GE-1-2299982290

THIS GENERAL TERMS AGREEMENT NO. 1-2299982290-2 (hereinafter referred to as this “Agreement”), dated as of the 26th day of May, 2010, by and between General Electric Company, a corporation organized under the law of the State of New York, U.S.A., (including it’s successors and assigns), acting through its GE-Aviation business unit located in Evendale, Ohio, U.S.A. (hereinafter referred to as “GE”), GE Engine Services Distribution, LLC, a Delaware limited liability company having its principal office at One Neumann Way MD 111, Cincinnati, Ohio 45215 (hereinafter referred to as “GE-LLC”), Willis Lease Finance Corporation having its principal office at 773 San Marin Drive, Suite 2215, Novato, CA  94998, a corporation organized under the law of Delaware (hereinafter referred to as “Willis Lease”) and WEST Engine Funding LLC having its principal office at 773 San Marin Drive, Suite 2215, Novato, CA 94998, a limited liability company organized under the law of Delaware (herein referred to as “WEF”) (Willis Lease and WEF are collectively referred to herein as “Willis”).  GE, GE-LLC, WEF and Willis are also referred to in this Agreement as the “Parties” or individually as a “Party”.

WITNESSETH

WHEREAS, Willis has acquired, or is in the process of acquiring a certain number of GE Spare Engines (as defined below), and

WHEREAS,  legal title to the Willis Spare Engines is held by Wells Fargo Bank Northwest, National Association as owner trustee for either Willis Lease or WEF, as the case may be, and

WHEREAS,  it is the intent of the Parties that Willis Lease and WEF shall be severally and not jointly liable for the obligations of Willis under this Agreement, to be determined by which entity issues the purchase order for such Spare Engine, and

WHEREAS, GE, GE-LLC, WEF and Willis desire to enter into this Agreement to establish the terms and conditions governing the sale by GE and GE-LLC and the purchase by Willis of Spare Engines (as defined below), related equipment and spare parts therefor and the product services to be supplied by GE in support of such installed and Spare Engines for use by Willis with respect to its commercial jet engine leasing business portfolio (“Activities”), and

FURTHER, GE acknowledges that GE-LLC is a 100% owned subsidiary of GE.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the respective Parties hereto agree as follows to the respective Sections of this Agreement. Capitalized terms used herein that are otherwise undefined shall have the meanings ascribed to them in Section I (“Definitions”), unless the context requires otherwise.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

GE PROPRIETARY INFORMATION

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GENERAL TERMS AGREEMENT NO. GE-1-2299982290

SECTION I - DEFINITIONS

These definitions shall apply for all purposes of this Agreement unless the context otherwise requires.

“Aircraft” means the aircraft on which the Engine(s) listed in the applicable letter agreement to this Agreement is (are) installed.

“Agreement” means this General Terms Agreement (together with all exhibits, and specific transaction agreements (“Letter Agreements”) and attachments) between GE and Willis.

“Airworthiness Directive” means a requirement for the inspection, repair or modification of the Engine or any portion thereof as issued by the Federal Aviation Administration of the United States Department of Transportation (“FAA”).

“ATA” means the Air Transport Association of America.

“Data” means all information and data of any type, form or nature (including, but not limited to, designs, drawings, blueprints, tracings, plans, models, layouts, software, specifications, technical publications, electronic transmittals, customer website data and memoranda) which may be furnished or made available to Willis, directly or indirectly, as the result of this Agreement.

“Engine” means the FAA certified Engine(s) described in the applicable letter agreement(s) to this Agreement or covered under this Agreement pursuant to Article 8 hereof.

“Expendable Parts” means those parts which must routinely be replaced during inspection, repair, or maintenance, whether or not such parts have been damaged, and other parts which are customarily replaced at each such inspection and maintenance period such as filter inserts and other short-lived items which are not dependent on wear out but replaced at predetermined intervals.

“Failed Parts” means those Parts and Expendable Parts suffering a Failure, including Parts suffering Resultant Damage.

“Failure” means the breakage of a Part, failure to function of a Part, or damage to a Part, rendering it not Serviceable and such breakage, failure or damage has been determined to the reasonable satisfaction of GE to be due to causes within GE’s control, including, but not limited to, a defect in design.  Failure shall also include any defect in material or workmanship.  Failure does not include any such breakage, malfunction or damage that is due to normal wear and tear that can be restored by overhaul or repair.

“Flight Cycle” means the complete running of an Engine from start through any condition of flight and ending at Engine shutdown.  A “touch and go landing” used during pilot training shall be considered as a “Flight Cycle.”

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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GENERAL TERMS AGREEMENT NO. GE-1-2299982290

“Flight Hours” means the cumulative number of airborne hours in operation of each Engine computed from the time an aircraft leaves the ground until it touches the ground at the end of a flight.

“Foreign Object Damage” means any damage to the Engine caused by objects that are not part of the Engine and Engine optional equipment.

“GE Products” means Spare Engines, related optional equipment, technical data, and other products offered from time to time, as may be offered for sale and/or provided by GE.

“GE-LLC Products” means spare Parts, Expendable Parts, Engine Modules, and other products offered from time to time, as may be offered for sale and/or provided by GE-LLC.

“Labor Allowance” means a GE credit calculated by multiplying the established labor rate by man-hours allowed for disassembly, reassembly (when applicable), and for Parts repair.  If a Labor Allowance is granted for a repair, it shall not exceed the credit that would have been quoted if the Part had not been repairable.  The established labor rate means either (a) the then current labor rate mutually agreed between GE and Willis if the work has been performed by Willis, or (b) the then current labor rate agreed between GE and the third party repair and overhaul shop if the work has been performed by such repair and overhaul shop.

“Module” means a major sub-assembly of any of the Engines described in the applicable letter agreements or covered under this Agreement pursuant to Article 8 hereof.

“Part” means only those FAA certified Engine and Engine Module Parts which have been sold originally to Willis by GE for commercial use.  The term excludes parts that were furnished on new Engines and Modules but are procured directly from vendors.  Such parts are covered by the vendor warranty and the GE “Vendor Warranty Back Up.”  Also excluded are Expendable Parts and customary short-lived items such as igniters and filter inserts.

“Parts Credit Allowance” means the credit granted by GE to Willis, in connection with either a GE-declared campaign change or the Failure of a Part, based on the price of a replacement Part at the time the Part is removed.  This credit may take the form of a replacement Part at GE’s option.

“Part Cycles” means the total number of Flight Cycles accumulated by a Part.

“Parts Repair” means the GE recommended rework or restoration of Failed Parts to a Serviceable condition.

“Part Time” means the total number of Flight Hours accumulated by a Part.

“Performance Restoration Shop Visit” - A shop visit in which, at a minimum, the combustor and high-pressure turbine are exposed and subsequently refurbished.”

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

GE PROPRIETARY INFORMATION

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GENERAL TERMS AGREEMENT NO. GE-1-2299982290

“Resultant Damage” means the damage suffered by a Part in warranty because of a Failure of another Part or Expendable Part within the same engine, provided the Part or Expendable Part causing the damage was in warranty.

“Serviceable” when used to describe an Engine or Part, means in an airworthy condition within the limits defined in the applicable Engine manuals, specification and/or publications by the type certificate holder.

“Scrapped Parts” means those Parts determined by GE to be un-Serviceable and not repairable by virtue of reliability, performance or repair costs.  Such Parts shall be considered as scrapped if they bear a scrap tag duly countersigned by a GE representative.  Such Parts shall be destroyed and disposed of by Willis unless requested by GE for engineering analysis, in which event any handling and shipping shall be at GE’s expense.

“Spare Engine” means an Engine acquired in support of Willis's commercial jet engine leasing business portfolio

“Ultimate Life” of a rotating Part means the approved limitation on use of a rotating Part, in cumulative Flight Hours or Flight Cycles, which a U.S. government authority establishes as the maximum period of allowed operational time for such rotating Parts in Willis service, with periodic repair and restoration.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

GE PROPRIETARY INFORMATION

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GENERAL TERMS AGREEMENT NO. GE-1-2299982290

SECTION II – TERMS AND CONDITIONS

ARTICLE 1 - PRODUCTS

A.    Willis may purchase under the terms and subject to the conditions hereinafter set forth, Spare Engines, Engine Modules, spare Parts, related optional equipment, technical data and other products offered from time to time, as may be offered for sale by GE and GE-LLC (hereinafter referred to as “Product(s)”) in quantities and in configurations reasonably required to support Willis’s commercial jet engine leasing business.

B.     In order to assure that an adequate supply of GE Spare Engines are available to support the operating fleet of GE powered aircraft, GE reserves the option, for a limited period of time following the sale of Spare Engines to Willis, to repurchase Spare Engines which Willis proposes to utilize for other than its own engine leasing purposes.

Accordingly, if prior to the accumulation of [*] Flight Hours on any Spare Engine sold hereunder, Willis elects to a) offer such Spare Engine for resale other than (i) a sale to an affiliate or an owner trustee for the benefit of an affiliate or (ii) an offer to sell such Engine to a bona fide third party leasing company, investment fund, bank or other purchaser while such Engine is subject to a bona fide lease to an airline operator or b) undertake action to cause components or parts of such Spare Engine to be made available for sale, Willis shall give GE prompt advanced written notice of such determination (“Willis’s Notice”). Promptly upon receipt of such notice, GE shall have the option to repurchase the Spare Engine from Willis (the “GE Repurchase Option”) at the lower of (i) the net price (the GE quoted spare engine price less any allowances or other credits available to, and exercised by, Willis) at which such Spare Engine was sold by GE to Willis, less an amount to cover any use and operation of the Spare Engine which, as agreed by the parties, shall be equal to the then-current restoration charges per operating hours and cycles applicable to the equivalent GE lease pool engine; or (ii) any lower the amount and on the terms and conditions contained in current, bona fide offer made to Willis by a third party for such Spare Engine.  GE shall give Willis notice of its decision to decline or to exercise such GE Repurchase Option within five (5) business days of its receipt of Willis’s Notice.  Fulfillment by GE of the GE Repurchase Option shall be conditional upon technical inspection, review and acceptance of the Spare Engine and its records by GE and the execution of a mutually acceptable purchase agreement within ten (10) business days of such notice.  If GE Repurchase Option “a” is exercised by GE, upon completion of the repurchase, GE shall restore to Willis’s account any allowances and credits applied to reduce the GE quoted spare engine price.  For the avoidance of doubt, such GE Repurchase Option shall not apply to any sale of a Spare Engine intended to secure sale/leaseback financing in connection therewith.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

GE PROPRIETARY INFORMATION

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GENERAL TERMS AGREEMENT NO. GE-1-2299982290

ARTICLE 2 - PRODUCT PRICES

A.    In General.  The selling price of GE-LLC or GE Products will be the respective prices which are quoted in GE-LLC’s Spare Parts Price Catalog, as revised from time to time (the “Spare Parts Catalog” or “Catalog”) or in GE’s written quotation or proposal from time to time and confirmed in a Letter Agreement for the purchase of Spare Engines or in a purchase order placed by Willis and accepted by GE-LLC.  GE shall quote such prices in U.S. Dollars and Willis shall pay for GE-LLC or GE Products in U.S. Dollars. All Product prices include the cost of GE’s standard tests, inspection and commercial packaging, but exclude, in the case of Engines, shipping stands, containers and engine covers. Transportation costs and costs resulting from special inspection, packaging, testing or other special requirements, requested by Willis, will be paid for by Willis.  GE-LLC will advise Willis in writing [*] days in advance of any changes in prices affecting a significant portion of the prices in the Catalog.  During such [*] day period, GE-LLC shall not be obligated to accept Willis purchase orders for quantities of spare Parts in excess of up to [*] days of Willis’s normal usage beyond the effective date of the announced price change.

B.    Spare Engines. Spare Engine prices will be quoted as base prices, subject to escalation using the appropriate GE Engine escalation provisions then in effect.  The appropriate GE escalation provisions will be set forth in each applicable letter agreement to this Agreement.  No change to such escalation provisions will apply to Willis until GE provides Willis at least [*] days prior written notice.

ARTICLE 3 - GE PRODUCT ORDER PLACEMENT

A.    The terms and conditions set forth herein are in lieu of all printed terms and conditions appearing on Willis’s purchase orders.

B.     Willis shall place purchase orders for GE or GE-LLC Products and GE’s or GE-LLC’s acknowledgment of each purchase order shall constitute acceptance thereof.

ARTICLE 4 - DELIVERY, TITLE, TRANSPORTATION, RISK OF LOSS, PACKAGING OF PRODUCTS

A.    Delivery of GE Products and GE-LLC Products shall be at GE’s facility in Evendale, Ohio, U.S.A., Peebles, Ohio, U.S.A., or Erlanger, Kentucky, U.S.A., or point of manufacture, or other facility at GE’s option.

(i)

B.    Upon Delivery, title to GE Products and GE-LLC Products as well as risk of loss thereof or damage thereto shall pass to Willis.  Willis shall be responsible for all risk and expense in obtaining any required licenses and carrying out all customs formalities for the exportation and importation of goods in accordance with the Article titled “Government Authorization” of this Agreement.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

GE PROPRIETARY INFORMATION

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GENERAL TERMS AGREEMENT NO. GE-1-2299982290

C.    Willis shall arrange and pay for transportation of such GE and GE-LLC Products from the point of delivery described in Paragraph A of this Article.

ARTICLE 5 - PAYMENT FOR PRODUCTS

Payment terms are set forth in the attached Exhibit C. For the avoidance of doubt, no Willis entity other than the sole entity executing a purchase order shall have any liability to GE or GE-LLC pursuant to such purchase order.

ARTICLE 6 - GENERAL

Solely for purposes of Articles 7-16 of the Agreement, the abbreviation “Seller” shall refer to both GE and GE-LLC since each entity will be subject to these terms.  In addition, again solely for purposes of Articles 7-16 of the Agreement, the term “Product(s)” shall refer to both GE Product(s) and GE-LLC Product(s).

For purposes of this Agreement, “Willis” shall refer to “Willis Lease” or “WEF” depending on whether the purchase order for the respective Spare Engine was issued by Willis Lease or WEF.  For the avoidance of doubt, the obligations of Willis Lease and WEF under this Agreement are several and not joint.

ARTICLE 7 – TAXES AND DUTIES

Unless otherwise specified in this Agreement, Seller shall be responsible for and pay directly all corporate and individual taxes measured by net income or profit imposed by any governmental authority on Seller, its employees or subcontractors in any way connected with this Agreement  (“Seller taxes”).  Willis shall be responsible for and pay directly when due and payable all taxes, duties, fees, or other charges of any nature (including, but not limited to, ad valorem, consumption, excise, franchise, gross receipts, import, license, property, sales, stamp, storage, transfer, turnover, use, or value-added taxes, and any and all items of withholding, deficiency, penalty, addition to tax, interest, or assessment related thereto), other than Seller taxes, imposed by any governmental authority on Seller or its employees or subcontractors in any way connected with  this Agreement ("Willis taxes").  All payments due and payable to Seller by Willis under this Agreement shall be made without deduction or withholding for Willis taxes, except that if Willis shall be required by law to deduct or withhold any Willis taxes from or in respect of any amount payable by it to Seller hereunder, the amount payable by Willis shall be increased by such amount as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings with respect to any additional amounts payable pursuant to this sentence), Seller receives the same amount that it would have received if no such deduction or withholding had been made.  If Seller is nevertheless required to pay Willis taxes, Willis shall, promptly upon presentation of Seller’s invoice for the Willis taxes, reimburse Seller for the Willis taxes.  Willis shall provide to Seller on a timely basis accurate official receipts for deducted or withheld taxes.  All rights to drawback of customs duties paid by Seller to the

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

GE PROPRIETARY INFORMATION

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GENERAL TERMS AGREEMENT NO. GE-1-2299982290

customs authorities of the country of manufacture of any products shall belong to Seller.  Willis agrees to cooperate reasonably with Seller at Seller’s expense to obtain a drawback.

ARTICLE 8 - WARRANTY

Applicable warranties are set forth in Exhibit A relating to all Engines or Parts, including Expendable Parts, purchased by Willis directly from GE or GE-LLC.

ARTICLE 9 - EXCUSABLE DELAY

Seller shall not be liable or in breach of its obligations under this Agreement to the extent performance of such obligations is delayed or prevented, directly or indirectly, by causes beyond its reasonable control, including acts of God, fire, terrorism, war (declared or undeclared), severe weather conditions, earthquakes, epidemics, material shortages, insurrection, acts or omissions of Willis or Willis’s suppliers or agents, any act or omission by any governmental authority, strikes, labor disputes, acts or threats of vandalism or terrorism (including disruption of technology resources), transportation shortages, or vendor’s failure to perform (each an “Excusable Delay”).  The delivery or performance date shall be extended for a period equal to the time lost by reason of delay, including time to overcome the effect of the delay. Seller shall use reasonable efforts to continue performance whenever such causes are removed. If Seller is delayed solely by any acts or omissions of Willis or Willis’s other contractors or suppliers, Seller shall be entitled to a reasonable adjustment in price and time for performance. In the event an Excusable Delay continues for a period of [*] or more beyond the scheduled delivery or performance date, Willis or Seller may, upon [*] days written notice to the other, cancel the part of this Agreement so delayed, Seller shall return to Willis all payments relative to the canceled part of this Agreement and Willis shall pay Seller its reasonable cancellation charges in the event Willis elects to cancel the affected part of this Agreement due solely to the acts or omissions of Willis.

ARTICLE 10 – PATENTS

A.    Seller shall handle all claims and defend any suit or proceeding brought against Willis insofar as based on a claim that any Product furnished under this Agreement, without any alteration or further combination, constitutes an infringement of any patent of the United States or of any patent of any other country that is signatory to Article 27 of the Convention on International Civil Aviation signed by the United States at Chicago on December 7, 1944, in which a Willis customer pursuant to a lease or similar arrangement, operates Spare Engines of Willis.

B.    Seller’s liability hereunder is conditioned upon Willis promptly notifying Seller in writing and giving Seller authority, information and assistance (at Seller’s expense) for the defense of any suit or proceeding.  In case such Product is held in such suit or proceeding to constitute infringement and the use of said Product is enjoined, Seller shall, at its own expense and at its option, either (1) procure for Willis and it’s customers the right to continue using such Product; (2) replace same with satisfactory to Willis and non-infringing Product; or (3) modify same so it becomes satisfactory to Willis and non-infringing Product.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

GE PROPRIETARY INFORMATION

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GENERAL TERMS AGREEMENT NO. GE-1-2299982290

Seller shall not be responsible to Willis or to any third party, for incidental or consequential damage, including, but not limited to, costs, expenses, liabilities or loss of profits resulting from loss of use.

C.    The remedies described in Paragraphs (A) and (B) above do not apply to any Product or Part (1) not purchased by Willis from Seller (except for Products or Parts installed as Original Equipment on Spare Engines owned, leased or operated by Willis); (2) that was changed, modified, or not used for its intended purpose; or (3) that was manufactured by Seller to Willis’s unique specifications or directions.

The obligations recited in this Article shall constitute the sole and exclusive liability of Seller for actual or alleged patent infringement.

ARTICLE 11 – DATA

A.    All Data is proprietary to and shall remain the property of Seller.  All Data is provided to or disclosed to Willis in confidence, and shall neither (1) be used by Willis or be furnished by Willis to any other person, other than Willis’s customer, and/or Willis’s or Willis’s  customer’s repair facility who shall have their own General Terms Agreement with Seller for the applicable engine model,  firm or corporation for the design or manufacture or repair of any products, articles, compositions of matter, or processes, nor (2) except as permitted to  parties identified in clause (1) above, be permitted out of Willis’s possession, or divulged to any other person, firm or corporation, nor (3) be used in the creation, manufacture, development, or derivation of any repairs, modifications, spare parts, designs or configuration changes, or to obtain FAA or any other government or regulatory approval of any of the foregoing.  Data shall not be used for the maintenance, repair, or assessment of continued airworthiness of any products not supplied or covered under this Agreement.  If GE’s written consent is given for reproduction in whole or in part, any existing notice or legend shall appear in any such reproduction.  Nothing in this Agreement shall preclude Willis, or Willis’s Customer, and/or Willis’s, or Willis’s Customer’s repair facilities to the extent permitted in clause (1) above, from using such Data for the modification, overhaul, or maintenance work performed by Willis on Willis’s Products; except that all repairs or repair processes that require a license (including, but not limited to, high technology repairs) from Seller will be the subject of a separate license and substantiated repair agreement between Seller and Willis.

B.     Seller warrants that it either owns or will secure the right for Willis and/or it’s customers to use, as set forth in this Paragraph, software delivered as part of an Engine by Seller to Willis under this Agreement.  Seller agrees to provide to Willis, as part of the delivered Engines, a copy of all software, in machine readable (object code) format, necessary solely for the operation of Engines provided under this Agreement.  Seller will provide to Willis and Willis agrees to accept and execute all necessary license agreements, if any, that are required to memorialize such rights to use such software.  Willis agrees that it shall have no rights to sublicense, decompile or modify any software provided by Seller without the prior express

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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GENERAL TERMS AGREEMENT NO. GE-1-2299982290

written consent of the owner of such software.  Willis shall be solely responsible for negotiating any licenses necessary to secure for Willis any additional rights in any software.

ARTICLE 12 - LIMITATION OF LIABILITY

The liability of Seller to Willis arising out of, connected with, or resulting from the manufacture, sale, design, possession, use or handling of any Product (including Spare Engines obtained, acquired, leased or operated after the execution of this Agreement) or Parts thereof or therefor or furnishing of services under this Agreement, whether in contract, warranty, tort (including, without limitation, negligence, but excluding willful misconduct or gross negligence) or otherwise, shall be as set forth in this Agreement or in Exhibit A or B or in the applicable letter agreements to the Agreement and shall not in any event exceed the purchase price (or in the absence of a purchase price, the fair market value) of the Engine giving rise to Willis’s claim. The fair market value of the Engine shall be determined at the time the claim is made but shall not include any reductions in the fair market value resulting solely from the subject of the claim.  The foregoing shall constitute the sole remedy of Willis and the sole liability of Seller. In no event shall Seller be liable for incidental, punitive, special, indirect or consequential damages, including but not limited to, damage to, or loss of use, revenue or profit with respect to any aircraft, engine, or part thereof. THE WARRANTIES AND GUARANTEES SET FORTH IN EXHIBIT A AND ANY APPLICABLE LETTER AGREEMENTS ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES AND GUARANTEES WHETHER WRITTEN, STATUTORY, ORAL, OR IMPLIED (INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY IMPLIED WARRANTY ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE, OR USAGE OF TRADE).

For the purpose of this Article, the term “Seller” shall be deemed to include General Electric Company, its subsidiaries (including but not limited to GE Engine Services Distribution, LLC), assigns, subcontractors, suppliers, Product co-producers, and the respective directors, officers, employees, and agents of each.

ARTICLE 13 - GOVERNMENT AUTHORIZATION, EXPORT SHIPMENT

Willis shall be responsible for obtaining any required licenses or any other required governmental authorization and shall be responsible for complying with all U.S. and foreign government licensing and reporting requirements, including the requirement to file export records with the U.S. Automated Export System (i.e. "AES records") prior to export from the US. Consistent with its obligation to file AES records, Willis acknowledges and agrees that it will issue a power of attorney or other instructions to a freight forwarder authorized to file such records, requiring that freight forwarder to make such AES filings.   Willis shall restrict disclosure of all information and data furnished in connection with such authorization and shall ship the subject matter of the authorization to only those destinations that are authorized by the U.S. Government.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

GE PROPRIETARY INFORMATION

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GENERAL TERMS AGREEMENT NO. GE-1-2299982290

ARTICLE 14 – PERSONAL DATA PROTECTION

A.    “Personal Data” is any information relating to an identified or identifiable natural person or to any legal entity if such legal entity is subject to data protection legislation in their country of incorporation (“Data Subject”).

B.      Willis and Seller each agree that any Personal Data obtained from the other Party will be deemed Data of the other Party as defined in this Agreement whether or not the Personal Data is publicly available.

C.      Willis and Seller each represent that in providing Personal Data to one another they will comply with all applicable laws and regulations, including but not limited to providing notices to or obtaining consents from the Data Subjects when required.

D.     Steps shall be taken to implement and maintain physical, technical and organizational measures to ensure the security and confidentiality of Personal Data in order to prevent accidental, unauthorized or unlawful access, use, modification, disclosure, loss or destruction of Personal Data. The security measures taken shall be in compliance with applicable data protection laws and shall be adapted to the risks represented by the processing and the nature of the personal data to be collected and/or stored.

ARTICLE 15 - NOTICES

Any notices under this Agreement shall become effective upon receipt and shall be in writing and be delivered or sent by mail, courier service, personal service or fax to the respective parties at the following addresses, which may be changed by written notice:

If to:	Willis Lease Finance Corporation	If to:	General Electric Company
	773 San Marin Drive, Suite 2215		GE-Aviation
	Novato, CA 94998		One Neumann Way, M.D. ____
Cincinnati, Ohio 45215-1988 USA

Attn:	General Counsel	Attn:	Customer Support Manager
	Facsimile Number:		Facsimile Number:
	Telephone Number:		Telephone Number:

If to:	WEST Engine Funding LLC	If to:	GE Engine Services Distribution, LLC
	773 San Marin Drive, Suite 2215		One Neumann Way, MD 111
	Novato, CA 94998		Cincinnati, OH 45215-6301

Attn:	General Counsel	Attn:	President
	Facsimile Number:		Facsimile Number:
	Telephone Number:		Telephone Number:

Notice sent by the U.S. mail, postage prepaid, shall be deemed received within [*] days after deposit.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

GE PROPRIETARY INFORMATION

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GENERAL TERMS AGREEMENT NO. GE-1-2299982290

ARTICLE 16 - MISCELLANEOUS

A.    Assignment of Agreement.  This Agreement may not be assigned, in whole or in part, by either Party without the prior written consent of the other Party; except, that, Willis’s consent shall not be required for the assignment by Seller of all or a portion of the Agreement to a subsidiary of Seller.

B.     Applicable Law; Venue.  All aspects of this Agreement and the obligations arising hereunder will be governed in accordance with the law of the State of New York, U.S.A.; except, that New York conflict of law rules will not apply if the result would be the application of the laws of another jurisdiction.  The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

C.     Entire Agreement; Modification.  This Agreement contains the entire and only agreement between the parties, and it supersedes all pre-existing agreements between such parties, respecting the subject matter hereof; and any representation, promise or condition in connection therewith not incorporated herein shall not be binding upon either Party.  No modification or termination of this Agreement or any of the provisions herein contained shall be binding upon the Party against whom enforcement of such modification or termination is sought, unless it is made in writing and signed on behalf of Seller and Willis by duly authorized executives.

D.    Confidentiality of Information. This Agreement and letter agreements contain information specifically for Willis and Seller, and nothing herein contained shall be divulged by Willis or Seller to any third person, firm or corporation, without the prior written consent of the other Parties, which consent shall not be unreasonably withheld; except (i) that Willis’s consent shall not be required for disclosure by Seller of this Agreement and letter agreements, and related information given by Willis to Seller, to an Engine program participant, joint venture participant, engineering service provider or consultant to Seller so as to enable Seller to perform its obligations under this Agreement or letter agreements or to build the Engine or to provide informational data; (ii) to the extent required by Government agencies, by law, or to enforce this Agreement; and (iii) to the extent necessary for disclosure to the Parties’ respective insurers, accountants or other professional advisors who must likewise agree to be bound by the provisions of this Article.  In the event (i) or (iii) occur, suitable restrictive legends limiting further disclosure shall be applied.  In the event the Agreement, or other Seller information or data is required to be disclosed or filed by government agencies by law, or by court order, Willis shall endeavor to notify Seller as soon as practicable in advance of such disclosure or filing and shall cooperate reasonably with Seller in seeking at Seller’s cost confidential treatment of sensitive terms of the Agreement or such information and data.

E.     Duration of Agreement. This Agreement shall remain in full force and effect until (i) Willis ceases to own at least one (1) Spare Engine set forth herein, or (ii) the occurrence of a

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material breach of the obligations set forth in Article 11.  Nothing herein shall affect the rights and obligations and limitations set forth in this Agreement as to Products ordered for delivery and work performed prior to termination of this Agreement.

F.      Survival Of Certain Clauses. The rights and obligations of the Parties under the following Articles and related Exhibits shall survive the expiration, termination, completion or cancellation of this Agreement:

Payment for Products

Taxes and Duties

Patents

Data

Limitation of Liability

Governmental Authorization, Export Shipment

Miscellaneous

G.    Language. This Agreement, orders, Data, notices, shipping invoices, correspondence and other writings furnished hereunder shall be in the English language.

H.    Severability.  The invalidity or un-enforceability of any part of this Agreement, or the invalidity of its application to a specific situation or circumstance, shall not affect the validity of the remainder of this Agreement, or its application to other situations or circumstances.  In addition, if a part of this Agreement becomes invalid, the Parties will endeavor in good faith to reach agreement on a replacement provision that will reflect, as nearly as possible, the intent of the original provision.

I.      Waiver.  The waiver by any Party of any provision, condition, or requirement of this Agreement, shall not constitute a waiver of any subsequent obligation to comply with such provision, condition, or requirement.

J.     Dispute Resolution.  If any dispute arises relating to this Agreement, the Parties will endeavor to resolve the dispute amicably, including by designating senior managers who will meet and use commercially reasonable efforts to resolve any such dispute.  If the Parties’ senior managers do not resolve the dispute within [*] days of first written request, either party may request that the dispute be settled and finally determined by binding arbitration, in accordance with the Commercial Arbitration Rules of the American Arbitration Association in New York, New York, by one or more arbitrators appointed in accordance with the AAA Rules. The arbitrator(s) will have no authority to award punitive damages, attorney’s fees and related costs or any other damages not measured by the prevailing party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of the Agreement and applicable law.  The award of the arbitrator(s) will be final, binding and non-appealable, and judgment may be entered thereon in any court of competent jurisdiction. All statements made or materials produced in connection with this dispute resolution process and arbitration are confidential and will not be disclosed to any third party except as required by law or

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subpoena. The Parties intend that the dispute resolution process set forth in this Article will be their exclusive remedy for any dispute arising under or relating to this Agreement or its subject matter. Either party may at any time, without inconsistency with this Article, seek from a court of competent jurisdiction any equitable, interim, or provisional relief to avoid irreparable harm or injury.  This Article will not apply to and will not bar litigation regarding claims related to a party’s proprietary or intellectual property rights, nor will this Article be construed to modify or displace the ability of the Parties to effectuate any termination contemplated in this Agreement.

K.    Waiver of Immunity.  With respect to any Willis entity who is incorporated or based outside the United States, to the extent that such Willis entity or any of its property becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding of any nature, Willis hereby irrevocably waives the application of such immunity and particularly, the U.S. Foreign Sovereign Immunities Act, 28 U.S.C. 1602, et. seq., insofar as such immunity relates to Willis’s rights and obligations in connection with this Agreement.

L.    Electronic Transactions.

(i)      Seller may grant Willis access to and use of the GE Customer Web Center (“CWC”) and/or other GE Web sites (collectively, “GE Sites”).  Willis agrees that such access and use shall be governed by the applicable GE Site Terms and Conditions, provided, however, that in the event of a conflict with the provisions of this Agreement, this Agreement shall govern.

(ii)     Seller may permit Willis to place purchase orders for certain Products on the GE Sites by various electronic methods (“Electronic POs”). The Parties agree that such Electronic POs a) constitute legally valid, binding agreements; b) have the same force and effect as purchase orders placed in paper format signed by Willis in ink; and c) are subject to the terms and conditions hereof.

(iii)    Seller may permit Willis to access certain technical Data through the CWC, including, but not limited to GE technical publications under the terms and conditions of this Agreement. Willis shall be responsible for contacting its FAA representative for guidelines on the use of such electronic technical data.

(iv)    Willis represents and warrants that any employee or representative who places Electronic POs or accesses Data through the CWC is authorized by Willis to do so and has obtained a login name(s) and password(s) through the GE Site registration process.  Seller shall be entitled to rely on the validity of a login name or password unless notified otherwise in writing by Willis.

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Counterparts:    This Agreement may be signed by the Parties in separate counterparts, and any single counterpart or set of counterparts, when signed and delivered to the other Parties shall together constitute one and the same document and be an original Agreement for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and the year first above written.

WILLIS LEASE FINANCE CORPORATION     GENERAL ELECTRIC COMPANY

By:	By:

Typed Name:	Typed Name:

Title:	Title:

Date:	Date:

WEST ENGINE FUNDING LLC	GE ENGINE SERVICES
DISTRIBUTION, LLC

By:	By:

Typed Name:	Typed Name:

Title:	Title:

Date:	Date:

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EXHIBIT A

[*] ENGINE WARRANTY PLAN

SECTION I - WARRANTIES

A.  New Engine Warranty

1.   GE warrants each new Engine and Module against Failure for the initial [*] Flight Hours as follows:

a.    Parts Credit Allowance will be granted for any Failed Parts.

b.   Labor Allowance for disassembly, reassembly, test and Parts Repair of any new Engine part will be granted for replacement of Failed Parts.

c.    Such Parts Credit Allowance and Labor Allowance will be:  100% from new to [*] Flight Hours and decreasing pro rata from 100% at [*] Flight Hours to zero percent at [*] Flight Hours.

2.   As an alternative to the above allowances, GE shall upon request of Willis:

a.    Arrange to have Failed Engines and Modules repaired per the terms of Paragraph 1 above, at a facility designated by GE.

B.   New Parts Warranty

In addition to the warranty granted for new Engines and Modules GE warrants Parts as follows:

1.   During the first [*] Flight Hours for such Parts GE will grant 100% Parts Credit Allowance or Labor Allowance for repair labor for Failed Parts.

2.   GE will grant a pro rata Parts Credit Allowance for Scrapped Parts decreasing from 100% at [*] Flight Hours Part Time to zero percent at the applicable hours designated in the applicable Engine Parts Table set forth in Attachment I and Attachment II to this Exhibit A.

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C.   Ultimate Life Warranty

1.   GE warrants Ultimate Life limits on a rotating Part for which a FAA imposed Ultimate Life limitation is published.

2.   GE will grant a pro rata Parts Credit Allowance of 100% when new, decreasing pro rata from 100% when to zero percent at [*] Flight Cycles {and 100% when new to 0% at [*] Flight Cycles for HPT Components if the Engine is the [*] or the [*]}.  Credit will be granted only when such Parts are permanently removed from service by a U.S. Government imposed Ultimate Life Limitation of less than [*] Flight Cycles. Credit will not be granted under this Ultimate Life Warranty for any individual Failure or other cause not related to the total usage capability of all such Parts in Willis service.

D.  Campaign Change Warranty

1.   A campaign change will be declared by GE when a new Part design introduction, Part modification, Part Inspection, or premature replacement of an Engine or Module is required by a time compliance GE Service Bulletin implementing an Airworthiness Directive.  GE will grant the following Parts Credit Allowances:

(i)   100% for Parts in inventory or removed from service when new or with [*] Flight Hours or less total Part Time.

(ii) 50% for Parts in inventory or removed from service with over [*] Flight Hours since new, regardless of warranty status.

2.   Labor Allowance - GE will grant 100% Labor Allowance for disassembly, reassembly, modification, testing, or Inspection of GE-supplied Engines, Modules or Parts therefor when such action is required to comply with a mandatory time compliance GE Service Bulletin implementing an Airworthiness Directive.

3.   Life controlled Parts which are set forth in the Ultimate Life Warranty and which are retired by Ultimate Life limits including FAA Airworthiness Directive, are excluded from Campaign Change Warranty.

E.   Warranty Pass-On

If requested by Willis and consented to by GE in writing, which consent will not be unreasonably withheld, GE will permit assignment of the warranty support for

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Engines sold by Willis to commercial Willis operators, or to other aircraft operators.  Such warranty support will be limited to Engines or Parts which were purchased under this Agreement or to initially installed Engines purchased by Willis from the Aircraft manufacturer and apply to the unexpired portion of the New Engine Warranty, New Parts Warranty, Ultimate Life Warranty, Campaign Change Warranty, Vendor Back-Up Warranty, and Vendor Interface Warranty (collectively, the “Engine Warranties”), and will require such operator(s) to agree in writing to be bound by and comply with all the terms and conditions, including the limitations, applicable to the Engine Warranties.

Seller's consent shall not be required for the assignment by Willis to one or more financing institutions of Willis's rights to the Engine Warranties, each such assignment made in respect to Willis's initial financing of one or more new Aircraft or spare Engine(s), as the case may be.  In exercising any rights under such Engine Warranties, such assignee shall be conclusively deemed to have accepted the applicable terms and conditions of this GTA, including the limitations,  applicable to the Engine Warranties.  The exercise by such assignee of any rights to the Engine Warranties shall not release Willis from any of its duties or obligations to Seller under this GTA except to the extent of actual performance by the assignee.  Seller’s liability to either or both Willis and its assignee shall not be increased, duplicated or multiplied in any way by reason of such assignment.  Willis shall provide the assignee an extracted copy of the terms and conditions of this GTA (including a copy of this paragraph) applicable to the Engines Warranties. Seller’s consent to the assignment under the foregoing terms shall be deemed fulfilled, without further action by the Seller, upon receipt by Seller of Willis’s written notice identifying the assignee of the Engine Warranties.

F.   Vendor Back-Up Warranty

1.   GE controls and accessories vendors provide a warranty on their products used on GE Engines.  This warranty applies to controls and accessories sold to GE for delivery on installed or spare Engines and controls and accessories sold by the vendor to Willis on a direct purchase basis.  In the event the controls and accessories suffer a failure during the vendor’s warranty period, Willis will submit a claim directly to the vendor in accordance with the terms and conditions of the vendor’s warranty.

2.   In the event a controls and accessories vendor fails to provide a warranty at least as favorable as the GE New Engine Warranty (for complete controls and accessories) or New Parts Warranty (for components thereof), or if provided, rejects a proper claim from Willis, GE will intercede on behalf of Willis to resolve the claim with the vendor.  In the event GE is unable to resolve a proper claim with the vendor,

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GE will honor a claim from Willis under the provisions and subject to the limitations of GE’s New Engine or New Parts Warranty, as applicable.  Settlements under Vendor Back-Up Warranty will exclude credits for resultant damage to or from controls and accessories procured directly by Willis from vendors.

G.  Vendor Interface Warranty

Should any control or accessory, for which GE is responsible, develop a problem due to its environment or interface with other controls and accessories or with an Engine, Module or equipment supplied by the aircraft manufacturer, GE will be responsible for initiating corrective action.  If the vendor disclaims warranty responsibility for Parts requiring replacement, GE will apply the provisions of its New Parts Warranty to such Part whether it was purchased originally from GE or directly from the vendor.

H.  THE WARRANTIES SET FORTH HEREIN ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER WRITTEN, STATUTORY, ORAL, OR IMPLIED (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY IMPLIED WARRANTY ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE, OR USAGE OF TRADE).

SECTION II - GENERAL CONDITIONS

A.  Willis will maintain adequate operational and maintenance records and make these available for GE inspection.

B.   GE will deny a claim under any of the Warranty provisions, and the Warranty provisions will not apply if it has been reasonably determined by GE that:

(1)  [*]

C.   The express provisions herein set forth the maximum liability of GE with respect to all claims of any kind under this Exhibit A, including, without limitation, contracts, warranty, tort and negligence arising out of the manufacture, design, sale, possession, use or handling of the Products (including Engines installed on Willis’s owned or leased aircraft as original equipment and engines obtained, acquired, leased or operated before or after the execution of this Agreement) or Parts thereof or therefor, and in no case shall GE’s liability to Willis exceed the purchase price (or in the absence of a purchase price, the fair market value) of the Engine, service or other thing giving rise to Willis’s claim.  In no event shall GE be liable for incidental, special, punitive or consequential damages.  For the purpose of this Section II, the

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term “GE” shall be deemed to include the General Electric Company, its subsidiaries, assigns, subcontractors, suppliers, Product co-producers, and the respective directors, officers, employees, and agents of each. If Willis uses non- GE Parts or non- GE approved repairs and such parts or repairs cause personal injury, death or property damage to third parties, Willis shall indemnify and hold harmless GE from all claims and liabilities connected therewith. This indemnification shall survive termination of this Agreement.

D.  Willis shall apprise GE of any Failure within [*] days after the discovery of such Failure.  Such notice shall include a delineation of all other products or parts not supplied by GE which have been incorporated into the Engine that may have contributed  to the Failure or that are involved with the operation of the module in which the Failure occurred. Any Part for which a Parts Credit Allowance is requested by Willis shall be returned to GE upon specific request by GE and must be accompanied by sufficient information to identify the Part and the reason for its return.  In such event, upon return to GE, such Part shall become the property of GE unless GE directs otherwise.  Transportation expenses shall be borne by GE.

E.   The warranty applicable to a replacement Part provided under the terms of the New Engine Warranty or New Parts Warranty shall be the same as the warranty on the original Part.  The unexpired portion of the applicable warranty will apply to Parts repaired under the terms of such warranty.

F.   Willis will cooperate with GE in the development of Engine operating practices, repair procedures, and the like with the objective of improving Engine operating costs.

G.  If compensation becomes available to Willis under more than one warranty or other Engine program consideration, Willis will not receive duplicate compensation but will receive the compensation most beneficial to Willis under a single warranty or other program consideration.

H.  Any repair which is performed without the prior authorization of GE will not be covered by the applicable warranty.

I.    Transportation to and from repair facilities shall be paid by Willis.

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ATTACHMENT I

[*]
Parts Time (Hours)
[*] [*]
[*]

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ATTACHMENT II

[*]
Parts Time (Hours)
[*] [*]
[*]

*  Warranty Parts List may change

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EXHIBIT B

PAYMENT TERMS

A.      Willis shall make payment in United States Dollars and in immediately available funds.  Payment will be effective upon receipt thereof.

•        For Spare Engines and Modules:

-       Unless waived by GE in writing, [*] months prior to a scheduled delivery date, GE shall render to the applicable Willis entity an invoice for [*] percent ([*]%) of the base price (unescalated) which such Willis entity shall pay within [*] days of the date of the invoice; and

-       Payment of the balance, including amount for price escalation to the month of scheduled delivery, if any, shall be made by the applicable Willis entity at time of delivery of each item.

-       Solely for administrative purposes (including shipping, export and taxation requirements), the applicable Willis entity (i.e. either Willis Lease or WEF) shall have the right to place, and GE shall have the right to require, a purchase order reflecting the Willis entities’ commitment to purchase a Spare Engine or Module as contained in the applicable Letter Agreement. For avoidance of doubt, placement of such purchase order shall not affect the payment obligation of the applicable Willis specified above, or the shipment obligation of GE as set forth in the applicable Letter Agreement.

•        For special tools and test equipment, payment of the selling price shall be made at time of delivery thereof.

•        For spare Parts including Expendable Parts, payment shall be made at time of delivery.

B.       All invoicing and payments (including payment details) hereunder shall be transmitted electronically to GE’s bank account as notified by GE on its invoices.

C.       If delivery hereunder is delayed by the applicable Willis entity, payment shall be made based on the delivery schedule set forth in the applicable Letter Agreement.

D.      GE may establish different payment terms in the event the applicable Willis entity consistently fails to make payment according to the terms set forth above.

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E.        In the event that the applicable Willis entity has a bona fide dispute regarding any part or amount   contained within an invoice, such Willis entity shall within [*] calendar days of receipt of the invoice give written notice to GE of that portion of the invoice in dispute, with their substantiated reasons, together with any supporting documentation.  GE and such Willis entity shall use their respective best endeavours and allocate sufficient resources to settle any part of an invoice disputed by Customer in accordance with this Article 16 J within [*] calendar days or as soon as possible thereafter. Should  the applicable Parties fail to reach resolution of any disputed invoice within such period,  the disputed invoice shall be resolved by designating  senior managers to resolve the dispute in accordance with Article 16 J.  On resolution of the dispute GE shall credit such Willis entity or such Willis entity shall be pay to GE, as applicable, the disputed portion of the invoice within [*] calendar days.

Such Willis entity shall be required to pay the undisputed portion of any invoice in accordance with the payment terms set forth above. Provided that such Willis entity complies with these requirements, no late payment charges, as set forth in paragraph F below, shall be levied on the disputed amount, for the time that such amount is disputed by the Parties.

F.       If such Willis entity fails to make any of the foregoing payments when due, such Willis entity will also pay to GE, without prejudice to any other rights available to GE under this Agreement, interest on any late payment, calculated from the payment due date to the date of actual remittance.  Interest will be computed at [*] plus [*]% per annum, but in no event will the rate of interest be greater than the highest rate then permitted under applicable law.

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